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[THE DII GROUP LOGO]                             [RBIT SEMICONDUCTOR, INC. LOGO]


CONTACTS:
The DII Group, Inc.             [NEWS RELEASE]         Orbit Semiconductor, Inc.
Carl R. Vertuca, Jr.                                                     Joe Wai
Senior Vice President &                               Executive Vice President &
Chief Financial Officer                                  Chief Financial Officer
(303) 652-2221                                                    (408) 744-1800
www.DIIgroup.com                                               www.orbitsemi.com


               THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC.
                             SIGN MERGER AGREEMENT


June 9, 1996 -- Niwot, CO and Sunnyvale, CA -- The DII Group, Inc. (NASDAQ:
DIIG), a global supplier of a broad range of integrated electronics products and services, and Orbit Semiconductor, Inc. (NASDAQ: ORRA), a leading provider of semiconductor design, manufacturing and engineering support services, jointly announced today the signing of a definitive agreement with respect to a merger in which Orbit will become a wholly-owned subsidiary of The DII Group. The merged company is expected to generate sales of over $500 million for the year ending December 31, 1996.

The merger is expected to be completed during the third quarter, subject to approval by shareholders of both companies and satisfaction of other customary closing conditions. Shareholders of Orbit will receive 0.45 shares of The DII Group's common stock for each common share of Orbit they own. The DII Group will issue approximately 3.6 million shares of common stock as a result of this exchange, representing a transaction value of $13.95 per Orbit share (approximately $111 million), based upon Friday's closing price of DIIG of $31.00 per share. This merger has been structured as a tax-free exchange and will be accounted for as a pooling- of-interests. Certain Orbit management/shareholders have granted irrevocable proxies to vote in favor of the merger which totals approximately 40% of Orbit's voting shares.







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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT


Ronald R. Budacz, Chairman and Chief Executive Officer of The DII Group, Inc. stated, "This acquisition is the most recent step in the ongoing execution of The DII Group's corporate strategy of becoming a leading supplier to the worldwide electronics industry. The Company continues to expand the breadth and depth of the group's products and services, focusing on vertical integration of technology solutions for speed-to-market differentiation. For quite some time, we have been actively looking to add quick-turn application specific integrated circuit (ASIC) capabilities. Industry analysts predict semiconductors will remain one of the leading global growth industries into the next decade, and we identified Orbit as a company with excellent prospects because of their multiple value added solutions. DII expects that Orbit's focused market niche, logic devices, is forecasted to grow at an annual rate of 25% through the year 2000.

While broadening DII's customer base, Orbit also adds unique quick-turn manufacturing and engineering capabilities which provide more cost effective logic device solutions. This will especially benefit customers of DOVatron International, DII's contract manufacturing company which assembles printed circuit boards. There are a number of important synergy's we expect to achieve with this merger. Many of DOVatron's customers presently incorporate field programmable gate arrays (FPGAs) into their designs with the intention of converting to ASICs when the product enters higher volume manufacturing. However, as shorter product life cycles spur customers to decrease their own time-to-market, most conversions get deferred due to cost and timing constraints. Orbit's quick- turn technology solutions and low non-recurring engineering charges allow reductions in cost for customers without increasing their time-to-market. In addition, Multilayer Technology, DII's quick-turn maker of complex printed circuit boards, provides excellent market synergy with Orbit Semiconductor. Both companies interface directly with customer design engineers to facilitate product development and speed-to-market."

Gary P. Kennedy, President and Chief Executive Officer of Orbit Semiconductor, Inc. stated, "The newly combined Company will enjoy an expanded customer base through DII's linked marketing capabilities. More vertical integration of capabilities will distinguish Orbit from its competitors. In addition, Orbit will be able to leverage DII's global market presence, technology and manufacturing leadership and their strong financial position and capital resources."





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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT


Carl R. Vertuca, Jr., Senior Vice President and Chief Financial Officer of The DII Group stated, "This merger meets our stringent acquisition criteria which has proven to be successful in previous acquisitions. We expect this merger to be non-dilutive by the fourth quarter of 1996, without considering any cost savings or market synergies resulting from this combination. Vertuca elaborated by stating, "The merged Company is expected to generate sales of over $500 million for the year ending December 31, 1996. Including Orbit's common stock equivalents, The DII Group's weighted average common shares and equivalents outstanding for the year ending December 31, 1996 should be approximately 12.4 million and 14.9 million for primary and fully diluted earnings per share purposes, respectively. Excluding one-time merger costs, which are currently expected to be approximately $3.5 to $4.0 million, the combination will be slightly dilutive in the third quarter of 1996 and accretive in the fourth quarter of 1996 and beyond."

In discussing the outlook of the DII Group for the remainder of 1996, Vertuca stated, "Due to certain DOVatron contract manufacturing customer deferrals and cancellations, second quarter revenues are expected to be sequentially flat as compared to the first quarter of 1996. Profits, however, are not expected to be significantly affected, as most of these push outs and cancellations relates to customer orders in our Malaysia facility which contained very little quoted profit margins and are offset by more favorable results from our non-contract manufacturing businesses. Approximately $1 million of the one-time merger costs will have been incurred and therefore expensed by DII in the second quarter. The remaining merger related costs which have not been recognized in the second quarter will be expensed by the combined company when incurred in the third quarter. These merger costs could impact DII's earnings per share from $0.05 to $0.07 for the second quarter." Vertuca ended by stating, "DOVatron has been awarded several significant new customer orders which will begin shipment in the second half of the year, offsetting the second quarter revenue shortfall. Our previously anticipated growth in revenues and profits (excluding the merger) for the year ended December 31, 1996 remains unchanged."

Orbit's management team will continue to serve in their current positions, headed by Gary P. Kennedy, President and Chief Executive Officer. In addition, Mr. Kennedy and one other Orbit Director are expected to join The DII Group Board of Directors.





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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT


OVERVIEW OF ORBIT SEMICONDUCTOR
Orbit is primarily a full service, independent manufacturer and world marketer of quick-turn ASICs, providing design and manufacturing services on a worldwide basis. Orbit currently employs approximately 300 people at its three ISO certified facilities located in Sunnyvale, California which total 105,000 square feet. Customers include companies that design various electronic systems and products for application in the medical, telecommunications, military and aerospace, and computers and peripherals industries. System designers typically utilize ASICs that provide the specific logic component required for virtually every electronic system. The most common types of ASICs are mask programmable gate arrays (MPGAs) and electronically programmable gate arrays such as FPGAs. Orbit's quick-turn solutions compete with MPGAs and FPGAs in those areas where it can utilize its relative strengths most effectively to satisfy a system designer's need to balance effective cost per circuit and time-to-market considerations. The wide variety of circumstances in which Orbit's competitive position offers customer system designers an improved solution include the following:

- - -        Customers Prototype with FPGA/Production at Orbit to Achieve Lower
         Circuit Cost - Orbit's ENCORE! conversion program permits customers that have a circuit using a FPGA to obtain production of that circuit in an Orbit quick-turn gate array. This program permits a customer to obtain the fast time-to-market advantages of FPGAs, while achieving specific production volume requirements and lower per circuit manufacturing costs through gate array conversion.

- - -        Customers Prototype with FPGA/Production at Orbit to Achieve Circuit
         Optimization - Utilizing the Company's ENCORE! conversion program, Orbit's engineers are able to convert a circuit that has been prototyped using a FPGA into an Orbit quick-turn gate array having more efficient routing and gate array architecture and more flexible pin-outs, ultimately reducing packaging and overall costs while also achieving specific production requirements.

- - -        Customers Prototype and Initial Production with FPGA/Volume at Orbit -
         Orbit can serve as the primary source of production for a customer that has prototyped and





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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT


         commenced production of a circuit using a FPGA. This service permits the customer to increase its production volumes and achieve lower per circuit costs.

- - -        Customers Utilize Orbit as Secondary Source for MPGA Production - Due
         to its low non-recurring engineering charges, Orbit provides users of particular MPGA products with a second source of manufacturing production. In instances where a MPGA supplier has discontinued or threatened to discontinue production of a particular MPGA, Orbit can respond quickly to provide the customer with a primary source of production supply.

- - -        Customers Utilize Orbit as Primary Source of Supply - Orbit's ENCORE!
         program and manufacturing capabilities position Orbit to provide a primary source of circuit production in circumstances where a customer is faced with time-to-market considerations that are important, but not critical, and low to moderate production volume requirements.

Orbit's objective is to continue to provide quick-turn and flexible ASIC design/manufacturing services capable of responding effectively to a broad spectrum of customer needs by means of technology, design, manufacturing expertise and engineering support services which are provided through the following customer programs.

- - -        ENCORE! Conversion Gate Array Program - ENCORE! is a gate array program that includes proprietary software that converts the netlist circuit design of customer-designed ASICs, including MPGAs, FPGAs and other programmable logic devices (PLDs) into an Orbit gate array at low non-recurring engineering charges.  The ENCORE! gate array program provides a quick-turn end product that is "transparent" to the customer, i.e., it will perform all the functions of the original logic device.  The customer can therefore elect to have Orbit be the primary or secondary source of a particular integrated circuit.

         Contract Manufacturing Services - Orbit offers the following contract manufacturing services for low-volume production: prototyping services, the "High Reliability Manufacturing Program," the "Foresight Program," and Charged Coupled Devices ("CCD") fabrication processes. Through its prototype program, Orbit offers quick





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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT


         turnaround for customer orders and the availability of several process configurations. The Foresight program allows Orbit's customers to share space on a wafer. By spreading development costs among several customers, Orbit is able to provide an economical source of circuit processing to small volume circuit producers. The Company maintains a High Reliability Manufacturing Program to support many medical companies that manufacture electronic devices for implantation into the human body, as well as prime contractors to United States military organizations. Finally, Orbit supports CCD fabrication processes, specializing in custom application specific processing, such as wafer scale and CCDs for imaging and analog signal processing.

- - -        Design Services - The Company provides digital gate array design services to its customers, ranging from the initial design stage to maximizing the functionality and efficiency of existing customer-designed circuits.

- - -        Mixed-Signal Design Services - A mixed signal design group provides rapid development of custom analog/digital ASICs based on cost-effective gate array designs. The Company's mixed-signal gate arrays and their low-voltage design methodology provide Orbit with a significant opportunity for increased sales in battery-operated products used within the medical, industrial and commercial markets.

For the year ended December 31, 1995, Orbit reported net sales of $61.6 million, net income of $6.7 million and earnings per share of $0.75. Over the last three years, Orbit has experienced annual compound growth rates in revenues and net income of almost 35% and 150%, respectively. For the three months ended March 31, 1996, Orbit reported net sales of $14.5 million, net income of $0.6 million and earnings per share of $0.05. The recent addition of external foundry sources and increased internal capacity will enable Orbit to achieve higher second half 1996 and fiscal 1997 revenues and profits than those forecasted by investment analysts who follow the company. Orbit will use its internal fabrication capability for quick-turn prototype, high reliability and just-in- time medium volume orders, while supplementing its high-volume requirements through external foundry sources.





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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT


OVERVIEW OF THE DII GROUP, INC.
The DII Group is a leading provider of electronics outsourcing products and services which operates through a global network of companies in North America, Europe and Southeast Asia. These companies are uniquely integrated to provide a broad range of related products and services, including initial printed circuit board design; materials procurement; manufacturing of prototype printed circuit boards; assembly of printed circuit boards; process tooling; machine tools; in-circuit and functional test hardware and software; and final system configuration. By offering a comprehensive set of integrated manufacturing services, DII companies are better able to develop long-term relationships with its customers, expand into new markets and enhance its profitability.

The DII Group serves the electronics manufacturing industry through the following operating companies:

         Multilayer Technology ("Multek") manufactures high density, complex multilayer printed circuit boards on a quick- turn basis;

         IRI International ("IRI") manufactures surface mount printed circuit board solder cream stencils on a quick-turn basis;

         DOVatron International assembles both quick-turn and high volume complex electronic circuits on a contract basis;

         TTI-Testron designs and manufactures in-circuit and functional test software and hardware on a quick-turn basis; and

         Cencorp manufactures depaneling systems that route individual printed circuit boards from an assembled master panel in the final step of the electronics assembly process.

The DII Group's business strategy is to aggressively expand its revenue base in conjunction with the growing electronics industry. DII companies seek to establish "partnerships" with high velocity





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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT


product development customers by being involved in the early stages of design to provide integrated quick-turn solutions. Key elements of DII's strategy include:

Networked business units: The DII companies' products and services are delivered to customers through its network of business units. Although these stand-alone business units operate independently in various sectors of the electronics industry, they are uniquely linked and integrated to provide tailored manufacturing solutions to customers.

Global presence: DII companies offer manufacturing capabilities in three major electronics markets of the world (North America, Europe and Southeast Asia). DII companies currently maintain various manufacturing facilities throughout the United States (New York, Rhode Island, Florida, Illinois, Texas, Colorado, California and Minnesota); in Puebla, Mexico; Cork, Ireland; Singapore; and Malaysia (Malacca and Penang). These regional facilities provide the size and flexibility required to meet the needs of smaller customers and the global reach required for larger customers.

Customer relationships: DII Group companies participate in the early stages of product development with customers in targeted, fast-growing industry sectors who require complex outsourcing solutions together with minimum time-to-market. This enhances their ability to realize higher margins for products and services rendered.

Expansion of range of products and services: The DII Group companies continue to meet the demanding and changing needs of its customers by expanding the breadth and depth of their products and services and developing new manufacturing processes. By adding a broad range of integrated products and services that extends from initial printed circuit design and fabrication of bare boards to final systems assembly and in-circuit and functional testing, Group companies are able to secure more fully integrated projects, which provides opportunities to enhance contract volume and profitability.

Networked marketing strategies: DII companies independently market individual products and services to customers. By integrating manufacturing solutions offered by its network of business units, DII companies tailor product and service offerings which reduce the overall time it takes the customer to bring its products to market.





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THE DII GROUP, INC. AND ORBIT SEMICONDUCTOR, INC. SIGN MERGER AGREEMENT




Technology and manufacturing leadership: The DII Group companies maintain technology leadership in order to secure partnerships with customers in the early stages of their product development and to support their quick-turn manufacturing requirements. In addition, DII continues to invest in high-technology manufacturing equipment needs of its companies which enables these business units to accept increasingly complex orders, which provides opportunities to enhance revenue and profitability.

For the year ended December 31, 1995, The DII Group reported net sales of $335.4 million, net income of $16.3 million and primary and fully diluted earnings per share of $2.01 and $1.93, respectively. Over the last three years, DII has experienced a annual compound growth rates in revenues and net income of almost 50% and 40%, respectively. For the three months ended March 31, 1996, DII reported net sales of $98.5 million, net income of $4.5 million and primary and fully diluted earnings per share of $0.55 and $0.50, respectively.

THIS PRESS RELEASE CONTAINS HISTORICAL INFORMATION AND FORWARD-LOOKING STATEMENTS. STATEMENTS LOOKING FORWARD IN TIME ARE INCLUDED IN THIS PRESS RELEASE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THEY INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE ACTUAL RESULTS OF THE COMPANIES IN FUTURE PERIODS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE PERFORMANCE SUGGESTED HEREIN. IN THE CONTEXT OF THE FORWARD-LOOKING INFORMATION PROVIDED IN THIS PRESS RELEASE AN IN OTHER REPORTS, PLEASE REFER TO THE DISCUSSIONS OF RISK FACTORS DETAILED IN, AS WELL AS THE OTHER INFORMATION CONTAINED IN, THE RESPECTIVE FILINGS OF THE COMPANIES WITH THE SECURITIES AND EXCHANGE COMMISSION DURING THE PAST 12 MONTHS, INCLUDING THE COMPANIES "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION" INCLUDED IN THE COMPANIES RECENT ANNUAL REPORTS ON FORM 10-K.

THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF OFFERS TO BUY ANY SECURITY AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE OF ANY SECURITY IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

                                  * * * * * *
The DII Group, Inc. companies are leading ISO certified global suppliers of a broad range of integrated electronics products and services with operations in the United States, Mexico, Ireland, England, Singapore and Malaysia. The Company serves the electronics industry through its five strategic business channels: DOVatron International, Multilayer Technology (Multek), TTI Testron, IRI International and Cencorp. Fax on Demand can be reached by phoning (201) 333-3662 and the Internet (Web) Site can be reached by accessing www.DIIgroup.com to view recent press releases, company information and financial data relating to The DII Group.

Orbit Semiconductor, Inc. is a leading ISO certified global supplier of semiconductor design, manufacturing and engineering support services that allow system designers to manage effectively ASIC development, production, scheduling and inventory control. Orbit's Internet (Web) Site can be reached by accessing www.orbitsemi.com.








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